For immediate release:
January 29, 2016

For more information:
David L. Nielsen, CFO, 980.819.6220
investorrelations@community1.com

CommunityOne Bancorp Announces Fourth Quarter
Core Net Income excluding Nonrecurring Items of $2.7 Million,
2015 Loan Growth of 14% and Deposit Growth of 9%

Charlotte, NC - CommunityOne Bancorp (“Company”) (NASDAQ: COB), the holding company for CommunityOne Bank, N.A. (“Bank”), today announced its unaudited financial results for the quarter and year ended December 31, 2015. Highlights include:

•
Core net income in 4Q 2015 was $2.7 million ($0.11 per diluted share), an increase of 16% from core net income in 4Q 2014, and was $10.7 million ($0.44 per diluted share) for full year 2015, an increase of 43% from 2014.

•	Net income in 4Q 2015 was $0.4 million ($0.01 per diluted share) and $6.9 million ($0.29 per diluted share) for full year 2015.

•	Loans grew 14% in 2015, and at a 6% annualized rate in 4Q 2015. Organic loans, which exclude purchased residential mortgage pools, grew 19% from 4Q 2014.

•	Year over year Charlotte MSA loan growth was 30%; Raleigh/Durham MSA loan growth was 109%; Greensboro/Winston Salem MSA loan growth was 17%.

•	Deposits grew 9%, low cost core deposits grew 10% and noninterest-bearing deposits grew by $62.6 million, or 19%, during 2015.

•
Net interest income grew 4% from 4Q 2014 to $17.5 million. Net interest margin was 3.29% in 4Q 2015, down 20 basis points from 4Q 2014. Net interest margin was 3.40% for full year 2015, down three basis points from full year 2014.

•
Credit performance was positive during 4Q 2015, as nonperforming loans were 1.2% of total loans, and net recovery of provision for loan losses was $1.0 million in 4Q 2015 and $3.0 million in full year 2015. Net charge-offs were $1.0 million in 4Q 2015, and full year 2015 net charge-offs as a percent of average loans held for investment were 15 basis points, compared to eight basis points in full year 2014.

•	Nonperforming assets fell 23% from a year ago and were 1.5% of total assets.

•	Noninterest income, excluding securities gains and losses and nonrecurring items, grew 15% from 4Q 2014.

•	Noninterest expenses, excluding credit and nonrecurring expenses, were $18.1 million in 4Q 2015, down less than 1% from 4Q 2014. Average full time equivalent employees fell 3% from 4Q 2014.

•	Entered into a definitive merger agreement with Capital Bank Financial Corp on November 22, 2015.
“I continue to be very pleased with our financial trends in the fourth quarter which resulted in our core net income of $10.7 million in 2015, up 43% over 2014. Our whole team worked hard to generate these improved financial results and I could not be prouder of what we accomplished this past year. In addition, we are excited about our pending merger with Capital Bank Financial and look forward to working with Gene Taylor, CEO of Capital, and his entire team to continue to serve our customers in a high quality way,” noted Bob Reid, President and CEO.

Fourth Quarter and Full Year 2015 Financial Results
Results of Operations
Net income was $0.4 million for the fourth quarter of 2015, compared to $144.6 million in the fourth quarter of 2014 and $1.5 million in the third quarter of 2015. Fourth quarter of 2015 included the reversal of $142.5 million of valuation allowance on the Company’s deferred tax assets. Core net income, which excludes nonrecurring income and expenses, was $2.7 million in the fourth quarter of 2015, $0.4 million, or 16%, better than the $2.3 million in the fourth quarter of 2014, and $0.2 million, or 7%, lower than the $2.9 million in the third quarter of 2015. Fully diluted net income per share was $0.01 per share in the fourth quarter of 2015, compared to $6.62 per share and $0.06 per share in the fourth quarter of 2014 and the third quarter of 2015, respectively. Core fully diluted net income per share for the fourth quarter was $0.11 per share, compared to $0.11 and $0.12 in the fourth quarter of 2014 and the third quarter of 2015, respectively.
Net income was $6.9 million, or $0.29 per diluted share, in full year 2015, compared to $150.5 million, or $6.88 per diluted share, in full year 2014. Core net income, which excludes nonrecurring income and expenses, was $10.7 million in full year 2015, an increase of 43% from $7.5 million in full year 2014.
Non-core items in the fourth quarter of 2015 were $2.0 million in merger expenses from the pending merger with Capital Bank Financial and $1.1 million in expenses from the accelerated vesting of restricted stock awards to certain executive officers of the Company. Non-core items in the fourth quarter of 2014 were the deferred tax asset valuation allowance described above and a charge of $1.6 million for six branch closures.
Fourth quarter financial results, as compared to the same quarter last year, reflected continued improvements in the asset quality of the loan portfolio and a $1.0 million recovery of loan loss provision. Net interest income grew $0.7 million, or 4%, from the fourth quarter of 2014 on a $203.4 million, or 15%, increase in average loans, offset by a 24 basis point decline in yield on average earning assets. Core noninterest income, which excludes securities gains and losses and other nonrecurring items, grew $0.7 million, or 15%, from the fourth quarter of 2014 on stronger service charge revenue and growth in mortgage and SBA loan sales. Noninterest expense increased by $1.8 million, or 9%, as compared to the same quarter last year, primarily related to the $3.1 million in non-core merger expenses and restricted stock award accelerated vesting, offset by $1.6 million in branch closure cost accruals recorded in the fourth quarter of 2014.
As compared to the third quarter of 2015, net interest income grew $0.2 million, or 1%, on an increase in average loans of $61.1 million, or 4%, offset by a decrease in the yield on average earning assets of eight basis points. Core noninterest income grew $0.3 million, or 6%, from last quarter on increases in cardholder and merchant services net revenue. Noninterest expense increased by $4.8 million, or 28%, from last quarter, primarily related to $3.1 million in merger related and nonrecurring restricted stock award acceleration expenses, year-end bonus payments and associated payroll taxes, higher other real estate owned (“OREO”) costs, and changes to retiree benefit plans that offset personnel expenses last quarter.
The improved financial performance in 2015 was led by a $4.6 million, or 7%, increase in net interest income from a $184.6 million increase in average loans, a $2.0 million, or 3%, reduction in core noninterest expenses, and a $1.4 million, or 9%, increase in core noninterest income primarily from a $0.7 increase in mortgage and SBA loan sales, offset by a $2.4 million decline in recovery of provision for loan losses.
Loans and Deposits
Strong origination activity continued this quarter across all business lines, reflecting sustained loan demand in our metro markets, portfolio growth across all our businesses, and the impact of personnel additions and market expansion. Loans held for investment grew at an annualized growth rate of 6% during the quarter, with year-end balances impacted by the refinancing of several larger real estate loans into the permanent market. Year to date, loans held for investment grew by $186.0 million, or 14%, exceeding our full year 2015 growth goal of 10-12%. Loans held for investment grew by $21.3 million in the fourth quarter to $1.54 billion, compared to $1.52 billion at the end of the third quarter. Excluding our purchased residential mortgage loan pools, our total organic loan growth was even stronger at $28.7 million during the quarter, an annualized growth rate of 9%. Pass rated loans grew $29.1 million in the fourth quarter, an annualized growth rate of 8%, reflecting continued improvement in the asset quality of the loan portfolio. Loans held for investment to total deposits was 79% in the fourth quarter, improved from 76% a year ago.
Our accelerated loan growth during 2015 was a result of the success of our investments in expanded commercial, commercial real estate and residential mortgage lending capacity in our metro markets of Charlotte, Raleigh/Durham and Greensboro/Winston-Salem, the top three MSAs in terms of population in North Carolina, as well as Charleston, South Carolina, one of the largest and fastest growing markets in that state. At the end of the fourth quarter, the loan portfolio in the three metro North Carolina markets made up 58% of our organic loan portfolio (which excludes our purchased residential mortgage loans), up from 52% a year ago. Key drivers of growth were the Charlotte and Raleigh metro areas with year over year loan portfolio increases of 30% and 109%, respectively.
For the full year, total deposits grew $153.1 million, or 9%, reflecting the enhanced deposit focus during the year. Low cost core deposits, consisting of non-CD deposits, grew $120.1 million during 2015 to $1.33 billion, from $1.21 billion at December 31, 2014. Noninterest-bearing deposits grew $62.6 million, or 19%, in 2015 as a result of growth in commercial relationships and investments in treasury management products.
Net Interest Income
Fourth quarter net interest income was $17.5 million, an increase of $0.7 million, or 4%, as compared to $16.7 million in the fourth quarter of last year, as a result of a $246.7 million increase in average loans and securities, offset by a decrease in net loan yield of 43 basis points from lower rate origination, the fixed/variable loan mix and a $0.2 million reduction in purchased impaired loan accretion. Net interest income was $0.2 million higher as compared to the third quarter of 2015, on an increase in average loans and securities of $70.7 million, offset by the impact of a 12 basis point decline in net loan yield in the fourth quarter driven by reduced new loan origination yields and the fixed/variable loan mix. Accretion, net of contractual interest collected, on purchased impaired loans was $0.5 million in the fourth quarter of 2015, compared to $0.5 million and $0.7 million in the third quarter of 2015 and the fourth quarter of 2014, respectively.
Our net interest margin was 3.29% for the fourth quarter of 2015, down 20 basis points from the fourth quarter of 2014, and down 8 basis points from the third quarter of this year. The decline in net interest margin as compared to the fourth quarter of 2014 was the result of the decline in net loan yields discussed above, offset by an improved asset mix as we grew average loans by $203.4 million (15%) and reduced lower yielding cash balances by $43.4 million, and a 2 basis point decline in the cost of interest bearing liabilities. The decrease in the net interest margin in the fourth quarter of 2015 from the prior quarter was the result of the decline in loan yields discussed above and a 2 basis point increase in the average cost of interest bearing deposits as a result of CD maturity extension and promotional activity in our money market deposit portfolio, offset by an improved asset mix as we grew average loans by $61.1 million. The deposit portfolio continues to perform to our expectations, including the deposit portfolio acquired from CertusBank, N.A. at the end of June. The cost of interest-bearing deposits was 48 basis points during the fourth quarter of 2015, an increase of 2 basis points from the third quarter of 2015 and 1 basis point from the fourth quarter of 2014. The cost of all deposit funding was 39 basis points in the fourth quarter of 2015, unchanged from the fourth quarter of 2014, and 2 basis points higher than the third quarter of 2015.
Net interest income was $68.4 million for the full year 2015, an increase of $4.6 million, or 7%, compared to $63.8 million in 2014, as a result of a $147.7 million, or 6%, increase in average earning assets during the year and an improving asset mix with 72% of average earning assets in loans in 2015, up from 68% in 2014. Offsetting these improvements were a 12 basis point decline in loan yield excluding accretion and a 9 basis point decline in loan yield from a $0.8 million reduction in non-cash loan accretion as a result of expected runoff in the purchased impaired loan portfolio. The Company’s net interest margin was 3.40% in 2015, down 3 basis points from 2014.
Asset Quality and Provision for Loan Losses
Nonperforming assets, including nonaccruing loans, loans over 90 days delinquent and still accruing not accounted for under purchased impaired loan accounting, and OREO and repossessed loan collateral, continued to decline during the fourth quarter. These assets fell to $35.4 million, or 1.5% of total assets, at the end of the fourth quarter, compared to $45.7 million, or 2.1% of total assets, at the end of the fourth quarter a year ago. OREO and repossessed loan collateral fell during the third quarter to $16.6 million, and have been reduced by $3.8 million, or 19%, compared to the same quarter last year. For the fourth quarter, we had OREO write-downs, net of gains on the sale of OREO, of $626 thousand.
The allowance for loan losses was $15.2 million, or 0.98% of loans held for investment, at the end of the fourth quarter, compared to $17.2 million, or 1.13% at the end of the previous quarter. Recovery of provision for loan losses was $1.0 million in the fourth quarter compared to recoveries of provision of $0.1 million and $1.3 million in the third quarter of 2015 and the fourth quarter of 2014, respectively. Net charge-offs in the fourth quarter were $1.0 million, and fourth quarter annualized net charge-offs as a percentage of average loans were 0.26%, compared to an annualized net recovery of 0.04% in the fourth quarter of 2014.
Recovery of provision for loan losses was $3.0 million for full year 2015 compared to a recovery of provision for loan losses of $5.4 million for full year 2014 as asset quality continued to improve. The Company had $2.2 million in net charge-offs in full year 2015, compared to $1.1 million in full year 2014. The full year 2015 net charge-offs as a percentage of average loans held for investment were 0.15%, compared to 0.08% in full year 2014.
Noninterest Income
Total noninterest income was $5.0 million in the fourth quarter. Total noninterest income increased $0.4 million, or 10%, as compared to $4.5 million in the fourth quarter of last year, and was unchanged from the third quarter of 2015 which included a nonrecurring $0.3 million bargain purchase gain on the CertusBank branch acquisition. For the fourth quarter, core noninterest income, which excludes nonrecurring items and gains and losses on securities sales, was also $5.0 million, a 15%, or $0.7 million, increase from the comparable quarter in 2014, and an increase of $0.3 million, or 6%, from last quarter.
Mortgage and SBA loan income increased by 82% in the fourth quarter from the same quarter in 2014, to $0.4 million, driven by $5.3 million in SBA loan origination, a 68% increase in mortgage loan origination and a 55% increase in mortgage loans originated for sale to investors. During the quarter, we originated $66.6 million of mortgage loans, including $26.4 million of loans for sale to investors. Production from our retail non-branch channel was $18.3 million in the quarter, a 345% increase from the same quarter last year.
Fourth quarter total service charges were $0.2 million, or 13%, higher than the same quarter last year on increased overdraft activity in the deposit portfolio and other service charge changes during 2015. Cardholder and merchant services income grew 7% over the same quarter last year on increased transaction volume. Trust and investment services income in the fourth quarter grew 6% from the comparable quarter last year, principally as a result of increased assets under management and increased securities sales commissions.
Core noninterest income increased $1.5 million, or 9%, in full year 2015 to $17.9 million, compared to $16.4 million in full year 2014. Mortgage and SBA loan income increased by 81% from full year 2014, to $1.6 million, driven by $6.5 million in SBA loan origination, a 72% increase in mortgage loan origination and a 65% increase in mortgage loans originated for sale to investors. During 2015, we originated $254.0 million of mortgage loans, including $106.8 million of loans for sale to investors. Production from our retail non-branch channel was $77.1 million in 2015, a 732% increase from 2014. Total service charges, including service charges on deposits and other service charges, grew by $0.4 million, or 5%, and cardholder and merchant services income grew by $0.2 million, or 4%, on increased activity volumes.
Noninterest Expense
Noninterest expense increased by $1.8 million, or 9%, as compared to the same quarter last year, primarily from $2.0 million in non-core merger expenses and $1.1 million in restricted stock award accelerated vesting expense, offset by $1.6 million in branch closure cost accruals recorded in the fourth quarter of 2014. Core noninterest expense, which excludes nonrecurring expenses, was $19.1 million, an increase of $0.2 million, or 1% from the fourth quarter of 2014. Pre-credit and nonrecurring (“PCNR”) noninterest expense, which excludes credit related expenses (OREO and loan collection expenses) in addition to nonrecurring expenses, was $18.1 million in the fourth quarter, a decrease of $0.1 million from the fourth quarter of 2014.
As compared to the third quarter, noninterest expense increased by $4.8 million, or 28%, primarily related to the merger related and nonrecurring restricted stock award acceleration expenses noted above, year-end bonus payments and associated payroll taxes, higher OREO costs, and changes to retiree benefit plans that offset personnel expenses last quarter. PCNR noninterest expense increased by $1.1 million in the fourth quarter from the prior quarter, primarily as a result of year-end bonus payments and associated payroll taxes and changes to retiree benefit plans that offset personnel expenses last quarter.
PCNR noninterest expense to average assets was 3.03% in the fourth quarter, compared to 3.55% in the fourth quarter a year ago. Average full time equivalent employees were 554, down 14, or 3%, from a year ago.
Total noninterest expense in full year 2015 fell $3.0 million, or 4%, primarily on operating cost savings from the branch closures in the first quarter of 2015, a reduction in loan collection costs, and the reduction in net nonrecurring expenses from $4.2 million in 2014 to $3.1 million in 2015, partially offset by increased OREO expenses. Core noninterest expense, which excludes nonrecurring expenses, fell by 3%, or $2.0 million, to $72.4 million in 2015, compared to $74.4 million in 2014, primarily as a result of declines in occupancy, furniture, equipment and data processing expenses as a result of branch closures in the first quarter of 2015, a $0.3 million decline in professional expenses and a $0.3 million decline in FDIC charges from improved asset quality.
Conference Call
A pre-recorded conference call will be held at 11:00 a.m., Eastern time this morning January 29th, 2016. Interested parties should dial in five to ten minutes prior to the scheduled start time to 1-866-235-9913. The webcast may be accessed via the Investor Relations section of the Company’s website at www.community1.com. The webcast replay will be available until January 29, 2017. The teleconference replay will be available one hour after the end of the conference through February 12, 2016. To access the teleconference replay, dial toll free 1-877-344-7529 and provide Conference ID Number 10077663.
About CommunityOne Bancorp
CommunityOne Bancorp is the Charlotte, North Carolina-based bank holding company for CommunityOne Bank, N.A. Founded in 1907 as First National Bank of Asheboro, CommunityOne has grown into a $2.4 billion community bank, operating 45 branches throughout central, southern and western North Carolina, and Loan Production Offices in Raleigh, NC, Winston-Salem, NC, and Charleston, SC. Through its network of branches and LPOs, CommunityOne offers a variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, treasury management, wealth and online banking. CommunityOne Bancorp's shares are traded on the NASDAQ stock market under the symbol, "COB."
Non-GAAP Financial Measures
Statements in this press release include certain non-GAAP financial measures, which should be read along with the accompanying tables that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures. The non-GAAP financial measures referenced in this press release include: tangible shareholders’ equity, core net income, core net income before tax, core noninterest income, core return on average assets, core net income per share - diluted, core noninterest expense, and PCNR noninterest expense. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding our underlying performance and business trends as they facilitate comparisons with the performance of others in the financial services industry. However, these non-GAAP financial measures should not be considered an alternative to GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP as well as other relevant information when assessing the overall performance and financial condition of the Company.
Forward Looking Statements
Information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, and usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, our ability to continue to grow our business internally and through acquisition and successful integration of any acquired entities while controlling our costs; having the financial and management resources in the amount, at the times and on the terms required to support our future business; the accuracy of our assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of real estate and other assets, which could affect repayment of such borrowers' outstanding loans; material changes in the quality of our loan portfolio and the resulting credit related losses and expenses; the accuracy of our assumptions relating to the establishment of our ALL; adverse changes in the value of real estate in our market areas; adverse changes in the housing markets, or an increase in interest rates, either of which may reduce demand for mortgages; changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity; a prolonged period of low interest rates; declines in the value of our OREO; the accuracy of our assumptions relating to our ability to use net operating loss carryforwards to reduce future tax payments; the loss of one or more members of executive management and our ability to recruit and retain key lenders and other employees; less favorable general economic conditions, either nationally or regionally; resulting in, among other things, a reduced demand for our credit or other services and thus reduced origination volume; increased competitive pressures in the banking industry or in COB's markets affecting pricing or product and service offerings; our ability to respond to rapid technological developments and changes; disruptions in or manipulations of our operating systems; information security and cyber security risks impacting us or our vendors, including “hacking” and “identity theft,” that could adversely affect our business and our reputation; the loss or disruption of the services provided by one or more of our critical vendors; our ability to achieve our targeted reductions in costs and expenses; the impact of laws and regulatory requirements, including the Basel III capital rules, Bank Secrecy Act requirements, and regulations required by the Dodd-Frank Act; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in accounting principles and standards; and our success at managing the risks involved in the foregoing.

Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its quarterly reports on Form 10-Q. The forward looking statements in this press release speak only as of the date of the press release and the Company does not assume any obligation to update them after such date.

Quarterly Results of Operations

(in thousands, except per share data)	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014

Interest Income
Interest and fees on loans	$16,594	$16,395	$16,006	$15,873	$15,871
Interest and dividends on investment securities	3,306	3,219	3,116	3,224	3,242
Other interest income	232	216	208	171	158
Total interest income	20,132	19,830	19,330	19,268	19,271
Interest Expense
Deposits	1,876	1,726	1,732	1,731	1,741
Retail repurchase agreements	6	7	5	4	5
Federal Home Loan Bank advances	499	507	488	469	516
Other borrowed funds	287	280	278	290	288
Total interest expense	2,668	2,520	2,503	2,494	2,550
Net interest income before provision for loan losses	17,464	17,310	16,827	16,774	16,721
Recovery of provision for loan losses	(992)	(64)	(788)	(1,137)	(1,323)
Net interest income after provision for loan losses	18,456	17,374	17,615	17,911	18,044
Noninterest Income
Service charges on deposit accounts	1,726	1,738	1,433	1,434	1,585
Mortgage loan income	439	381	314	465	241
Cardholder and merchant services income	1,385	1,253	1,218	1,125	1,298
Trust and investment services	416	376	403	322	394
Bank owned life insurance	268	381	268	250	350
Other service charges, commissions and fees	472	477	421	383	366
Securities gains, net	—	—	—	—	220
Other income	277	394	96	55	89
Total noninterest income	4,983	5,000	4,153	4,034	4,543
Noninterest Expense
Personnel expense	12,767	9,984	10,462	10,594	10,717
Net occupancy expense	1,409	1,591	1,211	1,469	1,526
Furniture, equipment and data processing expense	2,017	2,113	1,875	1,989	2,078
Professional fees	489	572	528	539	671
Stationery, printing and supplies	157	144	141	176	162
Advertising and marketing	112	114	134	186	274
Other real estate owned expense	889	556	506	360	572
Credit/debit card expense	449	558	498	543	568
FDIC insurance	427	413	456	453	422
Merger-related expense	1,986	—	—	—	—
Loan collection expense	132	(76)	313	300	170
Core deposit intangible amortization	371	370	352	352	351
Other expense	1,021	1,088	1,351	1,047	2,935
Total noninterest expense	22,226	17,427	17,827	18,008	20,446
Income before income taxes	1,212	4,947	3,941	3,937	2,141
Income tax expense (benefit)	857	3,430	1,418	1,418	(142,475)
Net Income	$356	$1,517	$2,523	$2,519	$144,616

Weighted average shares outstanding - basic	24,293	24,265	24,202	24,183	21,846
Weighted average shares outstanding - diluted	24,318	24,279	24,215	24,195	21,858
Net income per share - basic	$0.01	$0.06	$0.10	$0.10	$6.62
Net income per share - diluted	0.01	0.06	0.10	0.10	6.62
Core net income per share - diluted [1]	0.11	0.12	0.10	0.10	0.11
[1] Non-GAAP measure. See Quarterly Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Quarterly Balance Sheets

(in thousands)	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014

Assets
Cash and due from banks	$23,852	$23,725	$24,892	$25,715	$29,202
Interest-bearing bank balances	15,323	4,281	6,094	22,218	66,680
Investment securities:
Available-for-sale	390,434	375,929	381,367	367,842	350,040
Held-to-maturity	147,967	152,670	156,648	140,559	142,461
Loans held for sale	5,403	4,089	2,767	7,571	2,796
Loans held for investment	1,543,795	1,522,455	1,445,853	1,395,911	1,357,788
Less: Allowance for loan losses	(15,195)	(17,188)	(17,989)	(19,008)	(20,345)
Net loans held for investment	1,528,600	1,505,267	1,427,864	1,376,903	1,337,443
Premises and equipment, net	44,457	44,846	45,375	43,809	46,782
Other real estate owned	16,583	19,166	19,955	21,040	20,411
Core deposit premiums and other intangibles	5,208	5,443	5,393	5,500	5,681
Goodwill	4,205	4,205	4,205	4,205	4,205
Bank owned life insurance	40,869	40,579	40,499	40,212	39,946
Deferred tax asset, net	141,716	139,917	145,229	144,223	146,432
Other assets	32,648	33,177	33,099	32,137	23,435
Total Assets	$2,397,265	$2,353,294	$2,293,387	$2,231,934	$2,215,514
Liabilities
Deposits:
Noninterest-bearing demand deposits	$386,329	$359,969	$352,033	$337,417	$323,776
Interest-bearing deposits:
Demand, savings and money market deposits	939,878	895,841	889,703	880,721	882,332
Time deposits	621,330	641,069	613,902	589,334	588,312
Total deposits	1,947,537	1,896,879	1,855,638	1,807,472	1,794,420
Retail repurchase agreements	7,219	16,753	11,424	7,837	9,076
Federal Home Loan Bank advances	93,681	90,244	80,708	68,221	68,234
Junior subordinated debentures	56,702	56,702	56,702	56,702	56,702
Long term notes payable	5,415	5,396	5,377	5,358	5,338
Other liabilities	13,673	12,680	13,752	15,392	14,828
Total Liabilities	2,124,227	2,078,654	2,023,601	1,960,982	1,948,598
Shareholders' Equity
Preferred Stock, 10,000,000 authorized
Series A, $10.00 par value, 51,500 issued and no shares outstanding	—	—	—	—	—
Series B, no par value, 250,000 authorized, no shares issued or outstanding	—	—	—	—	—
Common stock	490,076	488,306	488,005	487,781	487,603
Accumulated deficit	(206,299)	(206,653)	(208,170)	(210,693)	(213,212)
Accumulated other comprehensive loss	(10,739)	(7,013)	(10,049)	(6,136)	(7,475)
Total Shareholders' Equity	273,038	274,640	269,786	270,952	266,916
Total Liabilities and Shareholders' Equity	$2,397,265	$2,353,294	$2,293,387	$2,231,934	$2,215,514

Quarterly Supplemental Data

(in thousands, except per share data)	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Income Statement Data
Net interest income	$17,464	$17,310	$16,827	$16,774	$16,721
Recovery of provision for loan losses	(992)	(64)	(788)	(1,137)	(1,323)
Noninterest income	4,983	5,000	4,153	4,034	4,543
Noninterest expense	22,226	17,427	17,827	18,008	20,446
Income before taxes	1,212	4,947	3,941	3,937	2,141
Net income	356	1,517	2,523	2,519	144,616

Period End Balances
Assets	$2,397,265	$2,353,294	$2,293,387	$2,231,934	$2,215,514
Loans held for sale	5,403	4,089	2,767	7,571	2,796
Loans held for investment	1,543,795	1,522,455	1,445,853	1,395,911	1,357,788
Allowance for loan losses	(15,195)	(17,188)	(17,989)	(19,008)	(20,345)
Goodwill and other intangible assets	9,413	9,648	9,598	9,705	9,886
Deposits	1,947,537	1,896,879	1,855,638	1,807,472	1,794,420
Borrowings	163,017	169,095	154,211	138,118	139,350
Shareholders' equity	273,038	274,640	269,786	270,952	266,916

Average Balances
Assets	$2,388,160	$2,320,627	$2,246,949	$2,202,247	$2,042,109
Loans held for sale	5,771	3,584	3,981	2,781	1,997
Loans held for investment	1,538,487	1,479,587	1,406,827	1,376,053	1,338,877
Allowance for loan losses	(16,821)	(17,688)	(18,970)	(20,239)	(21,552)
Goodwill and other intangible assets	9,450	9,527	9,458	9,697	10,002
Deposits	1,926,882	1,850,578	1,799,682	1,781,533	1,785,575
Borrowings	173,284	184,942	161,996	138,757	144,315
Shareholders' equity	275,426	271,757	271,229	268,799	99,445

Per Share Data
Net income per share - basic	$0.01	$0.06	$0.10	$0.10	$6.62
Net income per share - diluted	0.01	0.06	0.10	0.10	6.62
Core net income per share - diluted [1]	0.11	0.12	0.10	0.10	0.11
Book value (Shareholders' Equity)	11.24	11.31	11.14	11.20	11.04
Tangible book value (Tangible Shareholders' Equity) [1]	10.85	10.91	10.75	10.80	10.63

Performance Ratios
Return on average assets	0.06%	0.26%	0.45%	0.46%	28.10%
Core return on average assets [1]	0.45%	0.50%	0.45%	0.46%	0.45%
Return on average tangible assets	0.06%	0.26%	0.45%	0.47%	28.23%
Return on average equity	0.51%	2.21%	3.73%	3.80%	576.95%
Return on average tangible equity [1]	0.5%	2.3%	3.9%	3.9%	641.5%
Net interest margin (tax equivalent)	3.29%	3.37%	3.43%	3.54%	3.49%
PCNR noninterest expense to average assets [1]	3.03%	2.92%	3.03%	3.15%	3.55%

Asset Quality Ratios
Allowance for loan losses to loans held for investment	0.98%	1.13%	1.24%	1.36%	1.50%
Net annualized charge-offs (recoveries) to average loans held for investment	0.26%	0.20%	0.07%	0.06%	(0.04)%
Nonperforming assets to total assets	1.5%	1.6%	1.7%	1.9%	2.1%
Classified assets to Tier 1 + ALL	33%	34%	36%	39%	41%

Capital and Other Ratios
CommunityOne Bancorp leverage capital	8.19%	8.43%	8.50%	8.47%	9.78%
CommunityOne Bank, N.A. leverage capital	9.30%	9.53%	9.67%	9.69%	9.94%
CommunityOne Bancorp common equity Tier 1	11.20%	11.64%	11.85%	11.86%	N/A
Loans held for investment to deposits	79%	80%	78%	77%	76%
[1] Non-GAAP measure. See Quarterly Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Annual Results of Operations

(in thousands, except per share data)	2015	2014	2013
Interest Income
Interest and fees on loans	$64,868	$59,183	$60,147
Interest and dividends on investment securities	12,865	14,068	14,180
Other interest income	827	605	665
Total interest income	78,560	73,856	74,992

Interest Expense
Deposits	7,065	6,909	8,070
Retail repurchase agreements	22	16	21
Federal Home Loan Bank advances	1,963	2,020	1,376
Other borrowed funds	1,135	1,145	1,092
Total interest expense	10,185	10,090	10,559
Net interest income before provision for loan losses	68,375	63,766	64,433
Provision for (recovery of) loan losses	(2,981)	(5,371)	523
Net interest income after provision for loan losses	71,356	69,137	63,910

Noninterest Income
Service charges on deposit accounts	6,331	6,351	6,714
Mortgage loan income	1,599	881	2,319
Cardholder and merchant services income	4,981	4,803	4,531
Trust and investment services	1,517	1,495	1,305
Bank owned life insurance	1,167	1,153	1,073
Other service charges, commissions and fees	1,753	1,340	1,315
Securities gains, net	—	974	2,772
Other income	822	367	385
Total noninterest income	18,170	17,364	20,414

Noninterest Expense
Personnel expense	43,807	43,682	40,661
Net occupancy expense	5,680	6,112	6,391
Furniture, equipment and data processing expense	7,994	8,336	8,638
Professional fees	2,128	2,470	3,100
Stationery, printing and supplies	618	646	644
Advertising and marketing	546	716	1,135
Other real estate owned expense	2,311	1,758	4,138
Credit/debit card expense	2,048	2,287	2,143
FDIC insurance	1,749	2,068	2,643
Merger-related expense	1,986	—	3,498
Loan collection expense	669	1,576	4,333
Core deposit intangible amortization	1,445	1,407	1,407
Other expense	4,507	7,477	5,750
Total noninterest expense	75,488	78,535	84,481
Income before income taxes	14,038	7,966	(157)
Income tax expense (benefit)	7,124	(142,492)	1,326

Net Income (Loss)	$6,914	$150,458	$(1,483)

Weighted average shares outstanding - basic	24,236	21,852	21,731
Weighted average shares outstanding - diluted	24,252	21,864	21,731
Net income (loss) per share - basic	$0.29	$6.89	$(0.07)
Net income (loss) per share - diluted	0.29	6.88	(0.07)
Core net income per share - diluted [1]	0.44	0.34	0.04
[1] Non-GAAP measure. See Annual Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Annual Balance Sheets

(in thousands)	2015	2014	2013

Assets
Cash and due from banks	$23,852	$29,202	$31,917
Interest-bearing bank balances	15,323	66,680	35,513
Investment securities:
Available-for-sale	390,434	350,040	414,614
Held-to-maturity	147,967	142,461	151,795
Loans held for sale	5,403	2,796	1,836
Loans held for investment	1,543,795	1,357,788	1,212,248
Less: Allowance for loan losses	(15,195)	(20,345)	(26,785)
Net loans held for investment	1,528,600	1,337,443	1,185,463
Premises and equipment, net	44,457	46,782	50,889
Other real estate owned	16,583	20,411	28,395
Core deposit premiums and other intangibles	5,208	5,681	6,914
Goodwill	4,205	4,205	4,205
Bank owned life insurance	40,869	39,946	39,940
Deferred tax asset, net	141,716	146,432	10,215
Other assets	32,648	23,435	23,336

Total Assets	$2,397,265	$2,215,514	$1,985,032

Liabilities
Deposits:
Noninterest-bearing demand deposits	$386,329	$323,776	$290,461
Interest-bearing deposits:
Demand, savings and money market deposits	939,878	882,332	875,970
Time deposits	621,330	588,312	582,274
Total deposits	1,947,537	1,794,420	1,748,705
Retail repurchase agreements	7,219	9,076	6,917
Federal Home Loan Bank advances	93,681	68,234	73,283
Junior subordinated debentures	56,702	56,702	56,702
Long term notes payable	5,415	5,338	5,263
Other liabilities	13,673	14,828	13,801
Total Liabilities	2,124,227	1,948,598	1,904,671

Shareholders' Equity
Preferred Stock, 10,000,000 authorized
Series A, $10.00 par value, 51,500 issued and no shares outstanding	—	—	—
Series B, no par value, 250,000 authorized, no shares issued or outstanding	—	—	—
Common stock	490,076	487,603	461,636
Accumulated deficit	(206,299)	(213,212)	(363,670)
Accumulated other comprehensive loss	(10,739)	(7,475)	(17,605)
Total Shareholders' Equity	273,038	266,916	80,361
Total Liabilities and Shareholders' Equity	$2,397,265	$2,215,514	$1,985,032

Annual Supplemental Data

(in thousands, except per share data)	2015	2014	2013

Income Statement Data
Net interest income	$68,375	$63,766	$64,433
Provision for (recovery of) loan losses	(2,981)	(5,371)	523
Noninterest income	18,170	17,364	20,414
Noninterest expense	75,488	78,535	84,481
Income (loss) before taxes	14,038	7,966	(157)
Net income (loss)	6,914	150,458	(1,483)

Period End Balances
Assets	$2,397,265	$2,215,514	$1,985,032
Loans held for sale	5,403	2,796	1,836
Loans held for investment	1,543,795	1,357,788	1,212,248
Allowance for loan losses	(15,195)	(20,345)	(26,785)
Goodwill and other intangible assets	9,413	9,886	11,119
Deposits	1,947,537	1,794,420	1,748,705
Borrowings	163,017	139,350	142,165
Shareholders' equity	273,038	266,916	80,361

Average Balances
Assets	$2,290,090	$2,005,948	$2,047,146
Loans held for sale	4,036	1,603	3,693
Loans held for investment	1,450,764	1,268,599	1,158,985
Allowance for loan losses	(18,418)	(24,770)	(27,596)
Goodwill and other intangible assets	9,532	10,476	11,412
Deposits	1,840,096	1,758,471	1,809,575
Borrowings	164,894	143,206	131,710
Shareholders' equity	271,821	91,151	85,576

Per Share Data
Net income (loss) per share - basic	$0.29	$6.89	$(0.07)
Net income (loss) per share - diluted	0.29	6.88	(0.07)
Core net income per share - diluted [1]	0.44	0.34	0.04
Book value (Shareholders' Equity)	11.24	11.04	3.68
Tangible book value (Tangible Shareholders' Equity) [1]	10.85	10.63	3.17

Performance Ratios
Return on average assets	0.30%	7.50%	(0.07)%
Core return on average assets	0.47%	0.37%	0.04%
Return on average tangible assets [1]	0.3%	7.6%	(0.1)%
Return on average equity	2.5%	165.1%	(1.7)%
Return on average tangible equity [1]	2.71%	207.66%	(2.14)%
Net interest margin (tax equivalent)	3.40%	3.43%	3.44%
PCNR noninterest expense to average assets [1]	3.03%	3.54%	3.5%

Asset Quality Ratios
Allowance for loan losses to loans held for investment	0.98%	1.50%	2.21%
Net annualized charge-offs (recoveries) to average loans held for investment	0.15%	0.08%	0.26%
Nonperforming assets to total assets	1.5%	2.1%	3.2%
Classified assets to Tier 1 + ALL	33%	41%	85%

Capital and Other Ratios
CommunityOne Bancorp leverage capital	8.19%	9.78%	5.96%
CommunityOne Bank, N.A. leverage capital	9.30%	9.94%	7.49%
CommunityOne Bancorp common equity Tier 1	11.20%	N/A	N/A
Loans held for investment to deposits	79%	76%	69%
[1] Non-GAAP measure. See Annual Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Quarterly Non-GAAP Measures

(in thousands)	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014

Book Value (Shareholders' Equity)	$273,038	$274,640	$269,786	$270,952	$266,916
Less:
Goodwill	(4,205)	(4,205)	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(5,208)	(5,443)	(5,393)	(5,500)	(5,681)

Tangible Book Value (Tangible Shareholders' Equity) (Non-GAAP)	$263,625	$264,992	$260,188	$261,247	$257,030

Noninterest Expense	$22,226	$17,427	$17,827	$18,008	$20,446

Less nonrecurring:
Branch closure and restructuring expenses	—	—	—	—	1,566
Merger-related expense	1,986	—	—	—	—
RSA acceleration	1,142	—	—	—	—
Core Noninterest Expense (Non-GAAP) [4]	$19,098	$17,427	$17,827	$18,008	$18,880
Less credit related items:
Other real estate owned expense	889	556	506	360	572
Loan collection expense (recovery)	132	(76)	313	300	170

PCNR Noninterest Expense (Non-GAAP) [3]	$18,077	$16,947	$17,008	$17,348	$18,138

Noninterest Income	$4,983	$5,000	$4,153	$4,034	$4,543

Less nonrecurring:
Bargain purchase gain	—	316	—	—	—
Securities gains, net	—	—	—	—	220

Core Noninterest Income (Non-GAAP) [4]	$4,983	$4,684	$4,153	$4,034	$4,323

Net Income Before Tax	$1,212	$4,947	$3,941	$3,937	$2,141
Less nonrecurring:
Securities gains, net	—	—	—	—	220
Branch closure and restructuring expense	—	—	—	—	(1,566)
RSA acceleration	(1,142)	—	—	—	—
Merger-related expense	(1,986)	—	—	—	—
Bargain purchase gain	—	316	—	—	—
Total nonrecurring items	(3,128)	316	—	—	(1,346)
Core Net Income Before Tax (Non-GAAP) [4]	$4,340	$4,631	$3,941	$3,937	$3,487

Income Tax Expense (Benefit)	857	3,430	1,418	1,418	(142,475)
Less nonrecurring tax items and adjustments:
Tax effect of nonrecurring items [1]	(765)	114	—	—	(444)
DTA valuation allowance release and revaluation	—	1,607	—	—	(142,475)
Income tax at effective rate [2]	—	—	—	—	(707)
Core Income Tax Expense (Non-GAAP) [4]	$1,622	$1,709	$1,418	$1,418	$1,151

Core Net Income (Non-GAAP) [4]	$2,719	$2,922	$2,523	$2,519	$2,336
[1] Tax effected at an income tax rate of 33% in 2014 and 36% in 2015. Nonrecurring items in 4Q 2015 include $1.0 mm of nondeductible expenses.
[2] Projected income tax expense at 33%. In 2014 all tax items resulted in changes to the DTA valuation allowance.
[3] Pre-credit and nonrecurring ("PCNR") expense excludes credit related and nonrecurring expenses.
[4] Core measures exclude nonrecurring items.

Annual Non-GAAP Measures

(in thousands)	2015	2014	2013

Book Value (Shareholders' Equity)	$273,038	$266,916	$80,361
Less:
Goodwill	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(5,208)	(5,681)	(6,914)
Tangible Book Value (Tangible Shareholders' Equity) (Non-GAAP)	$263,625	$257,030	$69,242

Noninterest Expense	$75,488	$78,535	$84,481
Less nonrecurring:
Branch closure and restructuring expenses	—	1,756	675
CEO severance expense	—	2,060	—
US Treasury sale expenses	—	409	—
Rebranding expense	—	—	616
Mortgage and litigation recovery	—	(68)	(487)
RSA acceleration	1,142	—	—
Merger-related expense	1,986	—	3,498
Core Noninterest Expense (Non-GAAP) [4]	$72,360	$74,378	$80,179
Less credit related items:
Other real estate owned expense	2,311	1,758	4,138
Loan collection expense	669	1,576	4,333

PCNR Noninterest Expense (Non-GAAP) [3]	$69,380	$71,044	$71,708

Noninterest Income	$18,170	$17,364	$20,414

Less nonrecurring:
Bargain purchase gain	316	—	—
Securities gains, net	—	974	2,772
Core Noninterest Income (Non-GAAP) [4]	$17,854	$16,390	$17,642

Net Income (Loss) Before Tax	$14,038	$7,966	$(157)
Less nonrecurring:
Securities gains, net	—	974	2,772
Branch closure and restructuring expense	—	(1,756)	(675)
CEO severance expense	—	(2,060)	—
Bargain purchase gain	316	—	—
US Treasury sale expenses	—	(409)	—
Rebranding expense	—	—	(616)
Mortgage and litigation recovery	—	68	487
Merger-related expense	(1,986)	—	(3,498)
RSA acceleration	(1,142)	—	—
Total nonrecurring items	(2,812)	(3,183)	(1,530)
Core Net Income Before Tax (Non-GAAP) [4]	$16,850	$11,149	$1,373

Income Tax Expense (Benefit)	7,124	(142,492)	1,326
Less nonrecurring tax items and adjustments:
Tax effect of nonrecurring items [1]	(651)	(1,051)	(505)
DTA valuation allowance release and revaluation	1,607	(142,492)	1,326
Income tax at effective rate [2]	—	(2,629)	52
Core Income Tax Expense (Non-GAAP) [4]	$6,168	$3,680	$453
Core Net Income (Non-GAAP) [4]	$10,682	$7,469	$920
[1] Tax effected at an income tax rate of 33% in 2013 & 2014 and 36% in 2015. Nonrecurring items in 2015 include $1.0 mm of nondeductible expenses.
[2] Projected income tax expense at 33%. In 2013 and 2014 all tax items resulted in changes to the DTA valuation allowance.
[3] Pre-credit and nonrecurring ("PCNR") expense excludes credit related and nonrecurring expenses.
[4] Core measures exclude nonrecurring items.